HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                     RETIREMENT SAVINGS PLAN


                (Amended and Restated Effective As
                        Of June 27, 2000)

           HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                     RETIREMENT SAVINGS PLAN


                        TABLE OF CONTENTS

                                                              Page

ARTICLE I
 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . 2
 1.2  Construction . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE II
 Service . . . . . . . . . . . . . . . . . . . . . . . . . . .11
 2.1  Period of Service. . . . . . . . . . . . . . . . . . . .11
 2.2  Period of Eligibility Service. . . . . . . . . . . . . .11
 2.3  Hours of Service . . . . . . . . . . . . . . . . . . . .11
 2.4  Service to Predecessor Employees . . . . . . . . . . . .12

ARTICLE III
 Participation . . . . . . . . . . . . . . . . . . . . . . . .13
 3.1  Eligibility Requirements . . . . . . . . . . . . . . . .13
 3.2  Participant May Name Beneficiary . . . . . . . . . . . .13
 3.3  Termination of Participation . . . . . . . . . . . . . .13
 3.4  Termination Date . . . . . . . . . . . . . . . . . . . .13
 3.5  Restricted Participation . . . . . . . . . . . . . . . .14
 3.6  Eligibility upon Reemployment. . . . . . . . . . . . . .14

ARTICLE IV
 Contributions . . . . . . . . . . . . . . . . . . . . . . . .15
 4.1  Employer Contributions . . . . . . . . . . . . . . . . .15
 4.2  Payment. . . . . . . . . . . . . . . . . . . . . . . . .16
 4.3  Tax-Deferred Contributions . . . . . . . . . . . . . . .16
 4.4  Limitations on Contributions for Highly Compensated
      Employees. . . . . . . . . . . . . . . . . . . . . . . .17
 4.5  Distribution of Excess Deferrals, Excess Contributions and
      Excess Aggregate Contributions . . . . . . . . . . . . .21
 4.6  Duties of Funding Agent Regarding Contributions. . . . .24
 4.7  Investment Directions. . . . . . . . . . . . . . . . . .24
 4.8  Transfers from Other Qualified Plans . . . . . . . . . .24
 4.9  Rollover Contributions . . . . . . . . . . . . . . . . .24
 4.10 Segregation of Rollovers . . . . . . . . . . . . . . . .24

ARTICLE V
 Allocations to Participants' Accounts . . . . . . . . . . . .25
 5.1  Individual Accounts. . . . . . . . . . . . . . . . . . .25

 5.2  Valuation of Accounts. . . . . . . . . . . . . . . . . .25
 5.3  Crediting of Tax-Deferred Contributions. . . . . . . . .25
 5.4  Crediting of Employer Contributions. . . . . . . . . . .26
 5.5  Limitation on Allocations to Participants. . . . . . . .27
 5.6  Accounts in General. . . . . . . . . . . . . . . . . . .28

ARTICLE VI
 Right to Benefits . . . . . . . . . . . . . . . . . . . . . .29
 6.1  Vesting. . . . . . . . . . . . . . . . . . . . . . . . .29
 6.2  Forfeitures. . . . . . . . . . . . . . . . . . . . . . .30
 6.3  Top Heavy Provisions . . . . . . . . . . . . . . . . . .30
 6.4  Persons under Legal or Other Disability. . . . . . . . .31
 6.5  Missing Participants or Beneficiaries. . . . . . . . . .31
 6.6  Withdrawals Prior to Termination of Employment . . . . .32
 6.7  Nature of Participants' Interest . . . . . . . . . . . .33
 6.8  Suspension of Benefits.  . . . . . . . . . . . . . . . .33
 6.9  Application for Benefits . . . . . . . . . . . . . . . .33
 6.10 Appeals Procedure. . . . . . . . . . . . . . . . . . . .34

ARTICLE VII
 Distribution of Benefits. . . . . . . . . . . . . . . . . . .35
 7.1  Form of Distribution . . . . . . . . . . . . . . . . . .35
 7.2  Protected Options. . . . . . . . . . . . . . . . . . . .35
 7.3  Time of Distributions. . . . . . . . . . . . . . . . . .36
 7.4  Death Benefit. . . . . . . . . . . . . . . . . . . . . .36
 7.5  Direct Rollovers . . . . . . . . . . . . . . . . . . . .36

ARTICLE VIII
 The Committee . . . . . . . . . . . . . . . . . . . . . . . .38
 8.1  Committee. . . . . . . . . . . . . . . . . . . . . . . .38
 8.2  Committee Action . . . . . . . . . . . . . . . . . . . .38
 8.3  Rights and Duties. . . . . . . . . . . . . . . . . . . .38
 8.4  Funding Policy and Method. . . . . . . . . . . . . . . .39
 8.5  Transmittal of Information . . . . . . . . . . . . . . .39
 8.6  Compensation . . . . . . . . . . . . . . . . . . . . . .39
 8.7  Retention of Advisors. . . . . . . . . . . . . . . . . .39
 8.8  Allocation and Delegation of Fiduciary
      Responsibilities. .  . . . . . . . . . . . . . . . . . .39
 8.9  Indemnification. . . . . . . . . . . . . . . . . . . . .40
 8.10 Determinations and Corrections . . . . . . . . . . . . .40

ARTICLE IX
 Amendment and Termination . . . . . . . . . . . . . . . . . .41
 9.1  Amendment by Employer. . . . . . . . . . . . . . . . . .41
 9.2  Retroactive Amendments . . . . . . . . . . . . . . . . .41
 9.3  Discontinuance or Termination of Plan. . . . . . . . . .41
 9.4  Failure to Contribute. . . . . . . . . . . . . . . . . .41

 9.5  Merger and Consolidation of Plan.  . . . . . . . . . . .41
 9.6  Substitution of Successor Employer . . . . . . . . . . .41

ARTICLE X
 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .42
 10.1 Contributions Not Recoverable. . . . . . . . . . . . . .42
 10.2 Employment Rights. . . . . . . . . . . . . . . . . . . .42
 10.3 Receipt or Release . . . . . . . . . . . . . . . . . . .42
 10.4 Alienation . . . . . . . . . . . . . . . . . . . . . . .42
 10.5 Controlling Law. . . . . . . . . . . . . . . . . . . . .43
 10.6 Text Prevails over Captions. . . . . . . . . . . . . . .43
 10.7 Counterparts . . . . . . . . . . . . . . . . . . . . . .43
 10.8 Successors and Assigns . . . . . . . . . . . . . . . . .43
 10.9 Military Service . . . . . . . . . . . . . . . . . . . .43
 10.10  Electronic Media . . . . . . . . . . . . . . . . . . .43
 10.11  Suspension During Conversion . . . . . . . . . . . . .43

ARTICLE XI
 Participating Employers . . . . . . . . . . . . . . . . . . .44
 11.1 Adoption by Affiliated Employers . . . . . . . . . . . .44
 11.2 Requirements of Participating Employers. . . . . . . . .44
 11.3 Designation of the Employer as Agent . . . . . . . . . .44
 11.4 Employee Transfers . . . . . . . . . . . . . . . . . . .44
 11.5 Participating Employer Contributions . . . . . . . . . .44
 11.6 Amendment. . . . . . . . . . . . . . . . . . . . . . . .44
 11.7 Participating Employer Discontinuance. . . . . . . . . .45
 11.8 Committee Authority. . . . . . . . . . . . . . . . . . .45

APPENDIX A
 PROTECTED OPTIONS . . . . . . . . . . . . . . . . . . . . . .46

          HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                     RETIREMENT SAVINGS PLAN


                (Amended and Restated Effective As
                        Of June 27, 2000)


 Effective June 27, 2000, Harman International Industries, Incorporated, a Delaware corporation with its principal place of business located at Northridge, California, hereby amends and restates the Plan. The Company established the Plan effective April 1, 1989, by merging the following four pre-existing plans: JBL, Incorporated Retirement, Savings and Profit Sharing Plan; Harman-Motive, Inc. Retirement, Savings and Profit Sharing Plan; Pyle Industries Profit Sharing Plan; and United Recording Corporation Retirement, Savings and Profit Sharing Plan. The Plan was subsequently amended and restated effective July 1, 1989

 This amendment and restatement supersedes and replaces all prior amendments and restatements of the Plan, and amendments thereto. The provisions of the Plan as so amended and restated shall apply to any participant (1) who is an Employee on or after the Effective Date, or (2) with respect to any Plan provision contained in this amendment and restatement with an effective date earlier than the Effective Date, who is an Employee on or after such effective date. The rights and benefits of any former Employee who terminated employment prior to the effective date of any such applicable provision shall be determined under the Plan as in effect as of such former Employee's date of termination.

                            ARTICLE I
                           Definitions

      1.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless a different meaning is clearly required by the context:

      (a) "Account" shall mean the records, including subaccounts, maintained by or at the direction of the Committee to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the Participant's Tax-Deferred Contributions Account, Rollover Account, and Regular Account (consisting of a Safe Harbor Nonelective Contribution SubAccount to which Safe Harbor Nonelective Contributions are credited, a Basic Contributions SubAccount to which Basic Contributions made to the Plan prior to the Effective Date are credited, a Matching Contributions SubAccount to which Matching Contributions are credited, and a Profit Sharing Contribution SubAccount to which Profit Sharing Contributions are credited).

      (b) "Affiliated Employer" shall mean the Employer and (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and (iv) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

      (c) "Anniversary Date" shall mean the last day of each Plan Year, which shall be the date for determining Top Heavy status for the succeeding Plan Year.

      (d) "Beneficiary" or "Beneficiaries" shall mean the person or persons last designated by a Participant under the Plan to receive the benefits specified hereunder in the event of the Participant's death. A designation of Beneficiary other than the spouse shall be automatically revoked on the marriage or remarriage (other than a common-law marriage) of a Participant. Any designation of a spouse as Beneficiary shall be automatically revoked upon a finalized divorce of a Participant subsequent to the date of filing of the designation of the Beneficiary. If a Participant fails to designate a Beneficiary before his death, or if no designated Beneficiary survives the Participant, Beneficiary shall mean the Participant's spouse or, if no spouse survives or exists, then the Participant's estate.

      In the event any amount is payable under the Plan to a minor, payment shall be paid to that person's then living parent(s) to act as custodian or, if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Gifts to Minors Act in effect in the jurisdiction in which the minor resides.

      (e) "Board of Directors" shall mean the Board of Directors of the Employer or a successor in interest which expressly agrees in writing to continue the Plan as its own.

      (f) "Break in Employment" shall mean the separation from Service with the Employer and all Affiliated Employers as a result of resignation, discharge, death, disability or retirement. In determining whether and when a Break in Employment has occurred, the following rules shall apply:

             (i) A Break in Employment shall not occur solely by reason of a leave of absence authorized by the Employer or an Affiliated Employer in accordance with established nondiscriminatory policies or a vacation, military or maternity/paternity leave.

             (ii) Failure to return to work after the expiration of any leave of absence shall be considered a resignation effective as of the earlier of (1) expiration of such leave of absence, or (2) twelve (12) months following the commencement of such leave of absence, except in the case of maternity or paternity leave where the initial one (1)-year of severance shall not be counted.

             (iii) A Break in Employment shall not occur solely by reason of a layoff from the Employer or an Affiliated Employer, but a Break in Employment shall occur on the earlier of (1) a refusal by the Employee to return to the employ of the Employer or Related Employer, or (2) twelve (12) months following the commencement of such layoff.

             (iv) Failure of any Employee on military leave to make application for reemployment within the period of time during which he is entitled to retention of reemployment rights under applicable laws of the United States shall be considered a resignation effective as of the expiration date of such reemployment rights.

      (g) "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

      (h) "Committee" shall mean the Administrative Committee appointed pursuant to Article VIII of the Plan, which shall be the "named fiduciary" for purposes of ERISA Section 402.

      (i) "Compensation" shall mean, subject to the limitations herein, any remuneration for services rendered to a Participating Employer paid or payable to the Participant during a Plan Year which is required to be reported as wages on the Participant's Form W-2. Compensation shall also include any remuneration which is not currently includible in the Participant's gross income by reason of the application of Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code. However, Compensation shall not include:

             (i) Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, including severance benefits other than payments to a terminating Employee in lieu of notice;

             (ii) Any contributions made by the Employer for or on account of the Employees under this Plan, except for Tax-Deferred Contributions, or under any other employee benefit plan other than any specifically excepted herein;

             (iii) Except for purposes of Sections 1.1(w), 4.4 and 4.5, any compensation paid or payable by reason of services performed prior to the date the Employee becomes a Participant;

             (iv) Any compensation paid or payable by reason of services performed after the date the Employee ceases to be a Participant; and

             (v) Any amounts in excess of the annual dollar limit for such Plan Year. For any Plan Year, the annual dollar limit is $170,000 (in 2000, as adjusted for the cost of living in accordance with Code Section 401(a)(17)(B)).

      Notwithstanding the above provisions to the contrary, Compensation earned but not paid in a Plan Year may include amounts earned but not paid in a Plan Year because of the timing of pay periods and pay days if such amounts are paid during the first few weeks of the following Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees, and no Compensation is included in more than one Limitation Year.

      The "family aggregation" rules as applicable to the determination of Compensation under applicable regulations are deleted effective June 27, 1997.

      (j) "Defined Benefit Plan" shall mean any defined benefit plan (as defined in Section 415(k) of the Code) maintained by the Employer or by any other Related Employer.

      (k)    "Effective Date" shall be June 27, 2000.

      (l) "Eligible Employee" shall mean an Employee of a Participating Employer who has completed one (1) Period of Eligibility Service and, with respect to Union Eligible Employees attained age eighteen (18), except (A) any Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement, which agreement does not specifically provide for coverage of such Employee under this Plan, provided that retirement benefits were the subject of good faith bargaining between Employee representatives and the Employer, (B) any non-resident alien who has no earned income from sources within the United States, (C) any leased employee, or (D) any foreign-based Employee on temporary assignment to a United States-based location who, during the period of such assignment, continues to receive credits under a retirement or other pension arrangement as an employee of his home-based employer.

      (m) "Elective Deferrals" or "Tax-Deferred Contributions" shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of Compensation.

      (n) "Employee" shall mean a person employed by the Employer, or an Affiliated Employer as a common-law employee, except that, in the case of an Affiliated Employer that is a foreign entity, such person must be an International Employee. "Employee" shall include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if leased employees constitute less than twenty percent (20%) of the Employer's Non-Highly Compensated work force within the meaning of Section 414(n)(l)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code. In no event shall an "Employee" include any person during the period that such person is designated by a Participating Employer as an independent contractor, regardless of whether the person is reclassified by the Internal Revenue Service as an employee for such period for any tax purpose.

      (o) "Employer" or "Company" shall mean Harman International Industries, Incorporated, and, if the context so requires, shall also mean a Participating Employer and/or an Affiliated Employer; and any successor of such Employer.

      (p)    "Employment Date" shall mean the later of:

             (i) The date on which the Employee is first credited with an Hour of Service for the Employer, an Affiliated Employer, or if applicable, a Predecessor Employer; or

             (ii)   His Reemployment Date.

      (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a section of ERISA shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

      (r) "Fiscal Year" shall mean the taxable year of the Employer beginning on the first day of July and ending on the last day of June.

      (s) "Fund" shall mean the aggregate of all assets held by the Funding Agent for the Accounts of Participants and their Beneficiaries.

      (t) "Funding Agent" shall mean the trustee selected by the Board of Directors as a depository for assets accumulated under this Plan, severally or jointly, as the case may be.

      (u) "Funding Instrument" shall mean the trust and/or insurance contract entered into by the Employer to fund this Plan.

      (v) "Highly Compensated Employee" shall mean, effective June 27, 1997, any Employee who performs services with respect to the Employer during the Plan Year (the "determination year") and is described in one or more of the following groups:

             (i) Was at any time with respect to the determination year or the preceding Plan Year (the "lookback year") a five percent (5%) owner as defined under Code Section 416(i)(1); or

             (ii) For the lookback year, received Compensation from the Employer in excess of the amount in effect for such Plan Year under Code
Section 414(q)(1)(B) ($85,000, in 2000, as adjusted from time to time) and was in the Top Paid Group.

             (iii) For the purposes of paragraph (ii) above, the term "Top Paid Group" shall mean the top twenty percent (20%) of active Employees ranked on the basis of Compensation received from the Employer during the Plan Year.

             (iv) A former Employee shall be treated as a highly compensated former Employee if such Employee was a Highly Compensated Employee when such Employee separated from service, or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

             (v)    For the purpose of this Section:

                    A. The term "Compensation" shall have the meaning given such term by Code Section 415(c)(3), as limited by Code Section 401(a)(17).

                    B.     Employers aggregated under Code Sections 414(b),
(c), (m), (n), or (o) shall be treated as a single Employer.

             (vi) The determination of who is a Highly Compensated Employee, including the determination of the number and identity of the Employees in the Top Paid Group and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder except as specifically provided to the contrary in Code Section 401(a)(17).

      (w) "International Employee" shall mean a citizen of the United States who is (A) employed outside the United States by a Participating Employer, (B) not eligible to receive credits under any other retirement or pension arrangement as an employee of that Participating Employer, and (C) receives wages from that Participating Employer that are not reported on a Form W-2. For all purposes under the Plan, including, without limitation, nondiscrimination testing, Compensation of an International Employee, with respect to any wages that are not reported on a Form W-2, shall mean the value in United States currency of the portion of the wages that would be reported as wages on a Form W-2 if the Participating Employer were a domestic corporation. For purposes of Section 4.3, the conversion into United States currency shall be performed as of the date on which the Tax Deferred Contribution is transmitted to the Trustee. For all other purposes, the conversion shall be made as of the end of the applicable period for which the determination is made.

      (x) "Key Employee" shall mean each Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who, at any time during the current Plan Year or any of the four (4) immediately preceding Plan Years:

             (i) is or was an officer of the Employer having an annual compensation greater than fifty percent (50%) of the amount specified under Code Section 415(b)(l)(A) for such year;

             (ii) is among the ten (10) Employees having an annual compensation from the Employer of more than the limitation in effect for such Year under Code Section 415(c)(1)(A) and owning or considered to own (within the meaning of Code Section 318) both more than a one-half percent (.5%) interest and the largest interests in the Employer;

             (iii)  is an Employee owning (within the meaning of Code Section
318) more than five percent (5%) of the Employer; or

             (iv) is an Employee receiving more than one hundred fifty thousand dollars ($150,000) of annual compensation from the Employer and owning (within the meaning of Code Section 318) more than one percent (1%) of the Employer.

      Notwithstanding the foregoing, no more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) (rounded to the next highest integer) of the Employer's Employees shall be treated as officers of the Employer. Compensation for the purpose of this Section shall have the meaning given such term by Code Section 414(q)(7).

      For the purposes of determining the number of officers under (i) above, Employees described in Code Section 414(q)(8) shall be excluded. For the purposes of (ii) above, if two Employees have the same interest in the Employer, the Employee having the greater annual compensation shall be treated as having the larger interest.

      (y) "Matching Contribution" shall mean any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant's Account by reason of the Participant's Elective Deferrals.

      (z) "Non-Highly Compensated Employee" shall mean an Employee of the Employer who is not a Highly Compensated Employee.

      (aa)   "Non-Key Employee" shall mean each Employee who is not a Key
Employee.

      (bb) "Participant" shall mean any Eligible Employee who participates in the Plan in accordance with Article III, including any former Employee who is receiving or will receive benefits under the Plan.

      (cc) "Participating Employer" shall mean the Employer and each Affiliated Employer and any such other business entity which, by resolution of its Board of Directors and with the written approval of the Employer, elects to participate in this Plan. As of the Effective Date, the Employer and the following Affiliated Employers were Participating Employers:

      Epicure Products, Inc.
      Harman-Kardon, Incorporated

      Harman-Motive, Inc.
      Infinity Systems, Inc.
      JBL Incorporated
      Audax of America, Inc. (formerly Polydax Speaker Corporation)
      Harman Music Group, Incorporated (formerly DOD Electronics Corporation) Fosgate, Inc.
      Lexicon, Incorporated
      Harman Audio Outlet, Inc. (formerly Harman Outlet Stores, Inc.)
      Harman Acquisition Corp. (formerly AKG Acoustics, Inc. and Orban, Inc.) Harman- Motive Kentucky, Inc. (formerly, Studer Editech Corp.)
      Becker of North America, Inc.
      Harman Enterprises, Inc.
      Spirit by Soundcraft, Inc.
      Madrigal Audio Laboratories, Inc.
      Harman Consumer International A/S (formerly, Harman Consumer Europe A/S Crown Audio, Inc. (formerly, Harman Consumer Manufacturing
        - El Paso, Inc.)
      Harman International Singapore
      PTE LTD
      Harman Pro North America, Inc.
      Harman Wisconsin, Inc.

For all purposes under the Plan each of the following divisions shall be treated as though it was a separate Participating Employer:

      Harman Manufacturing
      Harman Motive - Multimedia
      Harman Motive - West
      JBL International
      JBL Professional

      (dd) "Period of Separation" shall mean the period of time commencing with the date an Employee incurs a Break in Employment and ending with his Reemployment Date.

      (ee) "Plan" shall mean the Harman International Industries, Incorporated Retirement Savings Plan as set forth herein.

      (ff) "Plan Year" shall mean the twelve consecutive month period commencing each June 27, and ending on the following June 26. The Plan Year shall be the "limitation year" for purposes of Code Section 415.

      (gg) "Predecessor Employer" shall mean any corporation, partnership, or sole proprietorship, or a division thereof, a substantial part of the assets of which was acquired by the Employer either by purchase from, or liquidation, merger or consolidation of or with, such other corporation, partnership, or sole proprietorship, and which the Employer determines, subject to the requirements of Section 414(a) of the Code, shall be treated as a Predecessor Employer for one or more purposes of this Plan.

      (hh) "Reemployment Date" shall mean the date on which the Employee is first credited with an Hour of Service by the Employer or an Affiliated Employer following a Break in Employment.

      (ii) "Regular Account" shall mean the Account maintained for each Participant for the deposit of Company contributions.

      (jj) "Related Plan" shall mean any defined contribution plan (as defined in Section 415(k) of the Code), other than this Plan, maintained by the Employer or by any other Affiliated Employer, including, if applicable, any welfare benefit fund that is defined in Section 419(e) of the Code.

      (kk) "Rollover Account" shall mean the Account maintained for any Participant to account for a rollover contribution pursuant to Section 4.9.

      (ll) "Safe Harbor Nonelective Contribution" shall mean the Employer Contribution referred to in Section 4.1(a)(i).

      (ll) "Tax-Deferred Contributions Account" shall mean a Participant's Account hereunder to which his Tax-Deferred Contributions are allocated.

      (mm) "Top Heavy" shall mean that the aggregate of the Regular Accounts and Tax-Deferred Contributions Accounts of all Key Employees hereunder and the accrued benefits under any plan which is part of a required or permissive aggregation group, including any amounts distributed to any Participants during the five (5) years ending on the immediately preceding Anniversary Date but excluding any death benefit that exceeds the Actuarially Equivalent present value of accrued benefits existing immediately prior to death and any rollover contribution (or similar transfer) initiated by a Participant and the value of the Regular Account, Tax-Deferred Contributions Account and the accrued benefits under any plan which is part of a required or permissive aggregation group, of each then Non-Key Employee who was previously a Key Employee, exceeds sixty percent (60%) of the aggregate of the Regular Accounts, Tax-Deferred Contributions Accounts and the accrued benefits under any plan which is part of a required or permissive aggregation group, of all Participants (with the same inclusions and exclusions) as of such immediately preceding Anniversary Date. Any account balance or accrued benefit attributable to any individual who has not been an Employee (or received any remuneration for services rendered from the Employer) with respect to this Plan or any other Related Plan at any time during the five (5) years ending on the Anniversary Date shall be disregarded. If an Employee returns to employment with the Employer after such five (5) year period, such Employee's total accrued benefit shall be included in determining the Top Heavy ratio. The determination date, with respect to determining whether the Plan is Top Heavy for a particular Plan Year, shall be the last day of the preceding Plan year, or in the case of the first Plan Year, the last day of such Year.

      The required aggregation group shall consist of any plans (including terminated plans where required by Section 416(g)(3) of the Code) qualified under Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Code

Sections 401(a)(4) or 410. The permissive aggregation group shall consist of the required aggregation group plus any other plan to the extent that such plan, when so aggregated, continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

      (nn) "Union Eligible Employee" shall mean an Eligible Employee covered by a collective bargaining agreement with a Participating Employer who is an Eligible Employee because such agreement expressly provides for the Employee's participation in the Plan. A Union Eligible Employee shall not be eligible for a profit sharing contribution under Section 4.1(a), but shall be eligible for a discretionary contribution of up to one percent (1%) of compensation, as determined by the Participating Employer employing the Employee in its sole discretion. Any such discretionary contribution shall be allocated to the Union Eligible Employee's Regular Account and otherwise treated under the Plan as a profit sharing contribution.

      (oo) "Valuation Date" shall mean the daily, monthly, or quarterly date or, in the Committee's discretion, such other dates, on which the Committee may direct the Investment Manager to undertake to provide valuations.

      (pp) "Special Amount" shall mean an amount contributed by the Company on behalf of Participants as provided in Section 4.3.

      1.2 Construction. A pronoun or adjective in the masculine gender includes the feminine gender unless the context clearly indicates otherwise. Where the context admits, words in the plural shall include the singular and the singular shall include the plural. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. The Plan and Funding Instrument shall each form a part of the other and the terms shall be used interchangeably.

                            ARTICLE II
                             Service

      2.1 Period of Service. "Service" means an Employee's period of employment with the Employer, an Affiliated Employer, or, to the extent the Employer so provides, a Predecessor Employer. "Period of Service" shall mean the time period commencing with the Employee's Employment Date and ending on the date a Break in Employment occurs; provided, however, a Period of Service for these purposes includes a Period of Separation of less than twelve (12) consecutive months. An Employee who separates from Service and later resumes employment with the Employer or an Affiliated Employer following a Period of Separation of twelve (12) consecutive months or longer shall be treated as a new Employee and shall not be entitled to have the Period of Service he completed prior to the Break in Employment aggregated with his Service subsequent to resumption of employment unless:

      (a) at the time of his Break in Employment he had a vested interest in a benefit hereunder provided by Employer contributions; or

      (b) the Employee resumes employment before his Period of Separation equals or exceeds sixty (60) consecutive months.

If the Employee satisfies either condition, his Period of Service completed prior to his Break in Employment will be aggregated with Service subsequent to resumption of employment.

      Furthermore, in the case of an absence incurred by an Employee for the purpose of: (i) pregnancy, (ii) birth of a child, (iii) adoption of a child, or (iv) caring for a child immediately following birth or an adoption, the Employee's Period of Separation shall not begin until the second anniversary of the date the Break in Employment occurs, but only the first twelve months following the first day of the absence shall be included in the Employee's Service.

      2.2 Period of Eligibility Service. A Period of Eligibility Service shall mean a period of six (6) consecutive months commencing on an Employee's date of employment during which such Employee has completed 500 Hours of Service.

      If an Employee does not complete 500 Hours of Service during his initial six (6) months of employment with the Employer, but is still employed by the Employer, such Employee shall next commence the 500 Hours of Service eligibility requirement for participation in the Plan during the calendar quarter next commencing after the date of his employment, or each calendar quarter subsequent thereto, until he meets the 500 Hours of Service eligibility requirement for participation in the Plan. Each Period of Eligibility Service subsequent to the Employee's initial six (6) months of employment shall be a six month period commencing as of the first day of the calendar quarter determined pursuant to the preceding sentence. If an Employee completes 500 Hours of Service in any such subsequent six month period, such Employee shall be deemed to have completed a Period of Eligibility Service for the purposes of this Plan.

      2.3 Hours of Service. "Hours of Service" shall mean the sum of the following hours of Service:

      (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, plus each hour for which credit is not otherwise given for the performance of duties with respect to which back pay is awarded or agreed to by the Employer, computed without regard to any mitigation of damages and credited to the Plan Year in which the Employee performed the duties or with respect to which the back pay award or agreement pertains;

      (b) Each hour, up to a maximum of 501 hours for any single continuous period, for which an Employee is directly or indirectly paid, for performance of duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, entitled to payment, by the Employer for reasons other than the incapacity (including disability), layoff, jury duty, military duty or leave of absence, excluding any such hours for which payment is made or due under a plan maintained solely for the purpose of complying with the applicable workers' compensation, unemployment compensation or disability insurance laws and state disability payments, or which reimburses an Employee solely for medical or medically related expenses which he has incurred and credited to the applicable Plan Year. Any hours for which back pay is awarded for a period during which no duties are performed shall also be subject to the 501-hour maximum credit for any single continuous period; and

      (c) Each hour, up to a maximum of 501 hours for any single continuous period, of absence incurred by an Employee for the purpose of: (i) pregnancy,
(ii) birth of a child, (iii) adoption of a child, or (iv) caring for a child immediately following birth or an adoption. Such Employee shall be treated as having completed either the number of hours that would have been completed except for such absence or eight (8) Hours of Service for each normal workday where normal work hours are not known. Any hours required to be credited pursuant to this subsection (c) must be credited only in the Plan Year in which the absence begins, if such crediting is necessary to prevent a Break in Employment during such Year or in the following Plan Year.

      (d) Each other hour for which an Employee must be credited, pursuant to any applicable Federal law.

      In determining the number of Hours of Service to be credited to an Employee for reasons other than the performance of duties, as well as in determining the Plan Year to which all Hours of Service should be credited, the rules of Section 2530.200b-2(b) and (c) of the Department of Labor regulations shall be followed to the extent such rules are not incorporated in this Plan document.

      2.4 Service to Predecessor Employees. An Employee who was employed by either (1) AMEK Technology Group, PLC on the day of its acquisition by AKG Acoustics Limited (an "AMEK Participant"), (2) Oxford International, Ltd. on the day of its acquisition by HARCO Indiana, Inc., or (3) Crown International, Inc. on the day of its acquisition by Crown Audio, Inc. (formerly known, prior to March 23, 2000, as Harman Consumer Manufacturing-El Paso, Inc.)

                                 12
<PAGE?
shall have his service to such Predecessor Employers included in determining his (i) Period of Eligibility Service, and (ii) Period of Service for vesting purposes.

                           ARTICLE III
                          Participation

      3.1 Eligibility Requirements. Any active Employee who participated in the Plan on the Effective Date shall automatically continue as a Participant. Except as otherwise provided in this Article, any other Employee shall be eligible to participate in the Plan as of the first day following the calendar quarter in which he first becomes an Eligible Employee, provided he is an Eligible Employee on such day. Notwithstanding the foregoing, any Employee who was employed by Crown International, Inc. prior to February 2, 2000, and who was eligible to participate in Crown International, Inc.'s retirement savings plan shall be eligible to participate in the Plan effective March 23, 2000.

      Nothing herein shall be construed to permit an Eligible Employee to commence participation herein prior to the date the entity that employs him becomes a Participating Employer.

      3.2 Participant May Name Beneficiary. A Participant may designate, in writing to the Committee, the Beneficiary or Beneficiaries whom he desires to receive the benefits of the Plan in the event of his death. A married Participant may not designate a beneficiary other than his spouse unless: (i) the spouse of the Participant consents in writing to such designation, (ii) the beneficiary designation may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse); and (iii) the spouse's consent acknowledges the effect of such election and is witnessed by a plan representative or notary public. The Employer, the Committee and the Funding Agent may rely upon the designation of Beneficiary or Beneficiaries last filed in accordance with the terms of this Agreement.

      3.3 Termination of Participation. Active participation in the Plan shall cease on the date the Participant ceases to be an Eligible Employee, but a Participant may not receive any distribution of his benefit under the Plan prior to his Termination Date, except to the extent provided in Section 6.7.

      3.4 Termination Date. A Participant's Termination Date shall be the date on which his employment with the Employer is terminated because of the first to occur of the following events:

      (a)    (i)    Normal Retirement.  The Participant retires or is retired
from the employ of the Employer on or after attaining Normal Retirement Age (age sixty-five (65)).

             (ii) Early Retirement. The Participant retires or is retired from the employ of the Employer on or after attaining age fifty-five (55) and completing a six (6) year Period of Service.

      (b) Disability Retirement. The Participant is retired from the employ of the Employer because of disability, irrespective of age. A Participant will be considered disabled for purposes of the Plan if, upon suffering any medically determinable physical or mental impairment as a result of sickness, accident or other injury which, in the opinion of a physician approved by the Committee, may be expected to result in death or be of long, continued duration and which renders the Participant incapable of performing the duties of his employment with the Employer.

      (c)    Death.  The Participant's death.

      (d) Resignation or Dismissal. The Participant resigns or is dismissed from the employ of the Employer before retirement in accordance with paragraphs (a) or (b) above and incurs a Break in Employment.

      (e)    Disposition of Assets of Subsidiary.

             (1)  The date the Employer disposes of

                 (A) substantially all of the assets used in a trade or business to a corporation, provided the purchaser is a corporation,

                 (B) effective September 1, 2000, less than substantially all of the assets used in a trade or business, or

                 (C) all of its interest in a subsidiary, to an employer that is not an Affiliated Employer, provided that after such disposition, the Employer continues to maintain the Plan and does not transfer any assets or liabilities of the Plan to the purchaser, other than as a result of a direct rollover.

             (2) Notwithstanding Section 3.4(e)(1), a distribution shall be permitted on account of a Termination Date described in Sections 3.4(e)(1)(A) and (C) only (A) with respect to a Participant who continues employment with the corporation acquiring such assets or with such subsidiary, (B) if the distribution is made in connection with such disposition, and (C) such distribution is a "lump sum distribution," within the meaning of Code Section 401(k)(10).

      3.5 Restricted Participation. If distribution of a Participant's benefits is deferred or otherwise cannot be made for any period, including any period that the Participant continues in the employ of the Employer or an Affiliated Employer, but no longer is an Eligible Employee, no Employer contributions shall be credited to his Regular Account. Any such Participant shall be entitled to re-commence participation in the Plan as of any date he is reemployed as an Eligible Employee.

      3.6 Eligibility upon Reemployment. If a former Employee incurs a Break in Employment and is subsequently reemployed as an Eligible Employee, he shall be treated as a new Employee and shall commence participation in this Plan only after satisfying the eligibility requirements set forth in Section
3.1 above following such reemployment, unless he previously completed a Period of Service and is entitled to have his prior Period of Service aggregated under Section 2.1 with Service subsequent to reemployment, in which event he shall be entitled to commence participation in the Plan on his Employment Date.

                            ARTICLE IV
                          Contributions

      4.1    Employer Contributions.

      (a) For each Plan Year, subject to Section 5.4, each Participating Employer shall make the following contributions to the Plan

             (i) a Safe Harbor Nonelective Contribution in an amount, which when combined with earnings on the Special Amount set forth in Section 4.3, is equal to three percent (3%) of the Compensation of all Participants who are Employees during such Plan Year;

             (ii) in the discretion of the Board of Directors a Matching Contribution in an amount, reduced by forfeitures of prior Matching Contributions, equal to fifty percent (50%) of the Tax-Deferred Contribution percentage elected pursuant to Section 4.3 by each Participant for each payroll period up to a maximum Tax-Deferred Contribution percentage election of six percent (6%) per payroll period; and

             (iii) at the discretion of the Board of Directors, a profit sharing (or non-matching) contribution, but not to exceed the dollar balance remaining after subtracting the sum of the total Tax-Deferred Contributions and the Employer contributions made pursuant to Sections 4.1(a)(i) and (ii) from fifteen percent (15%) of the aggregated annual Compensation (after any salary reductions for Tax-Deferred Contributions) of all Participants who are its Employees for such Fiscal Year. In the case of a Participant who was employed by more than one Participating Employer during an applicable period, or who is entitled to an Employer contribution but is not currently employed by a Participating Employer, the Participating Employer's contributions shall be based solely on the Compensation earned by the Participant while employed by such Participating Employer.

      (b) Notwithstanding the foregoing, the sum of the contribution of the Employer and the Tax-Deferred Contribution for any Fiscal Year shall not exceed an amount equal to fifteen percent (15%) of the total Compensation (after any salary reductions) otherwise paid or accrued to all Participants employed by the Employer for such Year.

      (c) In no event shall the Employer contribution for any Fiscal Year exceed an amount which the Employer estimates will be deductible under Section 404(a)(3) and, if applicable, Section 404(a)(7) of the Code, and all Employer contributions to the Plan are conditioned on being so deductible.

      (d) The Employer may, notwithstanding any other provision of this Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Notwithstanding the foregoing, the Plan is designed to be a profit sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code.

      (e) Effective as of the Effective Date, the Plan is intended to satisfy the requirements of Code Section 401(k)(3)(A)(ii) by satisfying the requirements of Code Sections 401(k)(12)(C) and 401(k)(12)(D).

      4.2 Payment. All contributions shall be made directly to the Funding Agent and may be made on any date or dates selected by the Employer; provided, however, that the total annual contribution for each Fiscal Year shall be paid, without interest, on or before the date on which the Federal income tax return of the Employer for such Year is due, including any extensions of time obtained for the filing of the return.

      4.3 Tax-Deferred Contributions. A Participant may reduce his Compensation and have the Employer contribute on his behalf as a Tax-Deferred Contribution a minimum of one percent (1%) of his Compensation up to a maximum of an amount which, when added to all contributions in excess of the initial one percent (1%), does not exceed fifteen percent (15%) of such Participant's Compensation for the Plan Year. The rate of his Tax-Deferred Contribution shall be determined by the Participant on a form approved by the Committee and filed with the Committee and shall continue unless changed in the manner hereinafter provided. All such contributions shall be calculated in integral percentages of a Participant's Compensation.

      All Tax-Deferred Contributions shall be made by regular payroll deductions. The Employer shall such contributions from Employer assets as soon as reasonably possible; provided, however, that the Employer must pay over any contributions to the Funding Agent no earlier than the first day of the Plan Year to which such Tax-Deferred Contributions apply and no later than the fifteenth (15th) business day of the month following the date the funds were received or withheld from payroll, subject to any shorter period required by governmental regulations. Any portion of Tax-Deferred Contributions that are contributed by the Employer on behalf of the Participants prior to the date such Tax-Deferred Contribution amount would have been paid to the Participant as wages if it did not constitute a Tax-Deferred Contribution shall be referred to herein as a "Special Amount." Tax-Deferred Contributions shall be allocated to each Participant's Tax-Deferred Contributions Account as provided in Section 5.3.

      A Participant, by written notice to the Committee delivered no later than thirty (30) days before the last day of any calendar quarter, may elect to change his Compensation reduction rate under this Section 4.3 (but not retroactively) within the limits prescribed herein above. The change in the Participant's contribution rate shall be effective as of the first day of the payroll period coincident with or next following the applicable notice date. A Participant may totally suspend contributions at any time by an election which will be effective as soon as practicable following the date of receipt of such notice by the Committee. Such a Participant may resume Elective Deferrals as of the first day of any payroll period that coincides with or follows the first day of any calendar quarter next following the date contributions were suspended, upon giving the Committee thirty (30) days' advance notice.

      Notwithstanding any other provision in this Plan, no Employee shall be permitted to make Tax-Deferred Contributions during any calendar year (or other taxable year of the Employee) which are in excess of the amount permitted under Code Section 402(g)(1), as in effect at the beginning of such taxable year. For the purpose of the preceding sentence only, with respect to any taxable year, a Participant's Tax-Deferred Contributions shall be the sum of all Employer contributions made on behalf on such Participant, pursuant to an election to defer under: any Qualified Cash or Deferred Arrangement as described in Code Section 401(k); any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B); any eligible deferred compensation plan under Code Section
457; any plan as described under Code Section 501(c)(18); and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) to a salary reduction agreement.

      Notwithstanding the preceding paragraphs, a Participant eligible to receive a Management Compensation Incentive Payment may, by written notice to the Committee delivered not later than thirty (30) days before such payment is to be made, elect that a different reduction rate be applied with respect to such payment. Such election shall be applicable only to the Management Compensation Incentive Payment for the Plan Year during which the election is made. Further, no such election may be made retroactively. In the event no such election is made, Compensation shall be withheld from the Management Compensation Incentive Payment at the rate in effect applicable under the above provisions of this Section.

      4.4 Limitations on Contributions for Highly Compensated Employees. For each Plan Year for which the requirements of Code Section 401(k)(12) are not satisfied, Matching Contributions and Tax-Deferred Contributions made on behalf of Highly Compensated Employees in accordance with Sections 4.1 and 4.3 respectively shall be limited with respect to each Plan Year as described in this Section.

      (a)    For the purpose of this Section.
             (i) "Contribution Percentage" shall mean the ratio (expressed as apercentage) of:

                    A. The sum of the Matching Contributions made on behalf of a Participant to

                    B.     The Compensation paid to such Participant.

      The Contribution Percentage shall be determined subject to the following provisions:

                    C. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Actual Contribution Percentage (ACP) test maintained by the Employer, and as the result of multiple use of the alternative limits, the Aggregate Limit determined in accordance with proposed I.T. Reg. 1.401(m)-2 is exceeded, then the ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement shall be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly

Compensated Employees shall be determined after any corrections required to meet the ADP and ACP tests.

                    D. For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee, and who is eligible to have Contribution Percentage amounts allocated to his or her Account under two or more plans subject to Code Section 401(m) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage amounts were made under each plan. Further, if a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                    E. In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Other plans may be aggregated with this Plan in order to satisfy Code Section 401(m) only if they have the same Plan Year.

                    F. The "family aggregation" rules as applicable to the determination of the ADP test, ACP test or multiple use test under applicable regulations are deleted from the Plan, effective June 27, 1997.

                    G. For purposes of determining the Contribution Percentage test, Matching Contributions and Qualified Nonelective
Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12)-month period beginning on the day after the close of the Plan Year.

                    H. Elective Deferrals may be used in determining the Contribution Percentage amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and so long as the ADP test continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

                    I. The contribution percentages of all eligible Employees shall be taken into account for the purposes of the ACP test under this Plan. For this purpose, eligible Employees shall include each Employee who would be a Participant under the Plan and eligible to receive an allocation of Employer Contributions hereunder.

             (ii) "Actual Deferral Percentage" (ADP) shall mean the ratio (expressed as a percentage) of:

                    A. The Tax-Deferred Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions, if any, made on behalf of a Participant to

                    B.     The Compensation paid to such Participant.

      The ADP shall be determined subject to the following provisions:

                    (A) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                    (B) In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Other plans may be aggregated with the Plan to satisfy Code Section 401(k) only if they have the same Plan Year.

                    (C) For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions shall be taken into account under the ADP test for a Plan Year only if allocated to an Employee as of a date within that Plan Year. For this purpose, such allocation shall not be contingent on participation or performance of services after such date and actual payment to the Fund shall be made before the last day of the twelve (12)-month period immediately following the Plan Year to which such deferrals or contributions relate.

                    (D) The actual deferral percentages of all eligible Employees shall be taken into account for the purposes of the ADP test under this Plan. For this purpose, eligible Employees shall include each Employee who would have been eligible to make an Elective Deferral under the Plan, except that no Elective Deferral was made because such Employee was suspended from making an Elective Deferral due to a distribution, a loan, or the limitations of Code Section 415.

      (b) Neither the average ACP nor the average ADP (in Plan Years in which the requirements of Code Sections 401(k)(12)(C) and 401(k)(12)(D) are not satisfied) for all Participants who are Highly Compensated Employees for the Plan Year shall exceed the greater of:

             (i) The average ACP or the average ADP, as applicable, for the Plan Year for all Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

             (ii) The average ACP or the average ADP, as applicable, for the Plan Year for all Participants who are Non-Highly Compensated Employees multiplied by 2.00, provided such averages for the Highly Compensated Employees do not exceed such averages for

Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe.


      Notwithstanding the above, the tests provided for under this Section shall be imposed separately on contributions and deferrals. Except as provided under paragraph (d) below, the Plan shall not test under this Section to meet applicable Code requirements for both contributions and deferrals in the same year.

      (c) The term "Compensation" shall have the meaning given such term by Code Section 415(c)(3), as limited by Code Section 401(a)(17).

      (d) If the test described above is used for both contributions and deferrals in the same Plan Year, the Aggregate Limit as defined below shall not be exceeded.

             (i) The "Aggregate Limit" for the purposes of this Section shall mean the greater of:

                    A.     The sum of:

                           (1)    One hundred twenty-five percent (125%) of
the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                           (2)    Two (2) percentage points plus the lesser of
the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

                    B.     The sum of:

                           (1)    One hundred twenty-five percent (125%) of
the lesser of the Relevant Actual Deferral percentage or the Relevant Actual Contribution Percentage, and

                           (2)    Two (2) percentage points plus the greater
of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

             (ii)   For the purposes of this Section:

                    A. Relevant Actual Deferral Percentage shall mean the ADP of the group of eligible Non-Highly Compensated Employees; and

                    B. Relevant Actual Contribution Percentage shall mean the ACP of the eligible group of Non-Highly Compensated Employees.

      (e) The determination and treatment of the Contribution Percentage, the Tax-Deferred Contributions and the ADP of a Participant shall at all times satisfy I.T. Reg. 1.401(k)-1, 1.401(m)-1, 1.401(m)-2 and such other requirements as may be required by the Secretary of Treasury.

      (f) The Committee shall have the responsibility for monitoring compliance with the requirements of this Section and shall have the power to take any steps it deems appropriate to ensure compliance, including limiting the amount of salary reduction permitted for Highly Compensated Employees or designating a portion of the Employer contributions pursuant to Section 4.1(a)(ii) or (iii) on behalf of such Plan Year to be allocated to the Tax-Deferred Contributions Account of Non-Highly Compensated Employees, with such amount to be treated as part of their deferral percentage until such time as the Committee determines that contributions can be made on behalf of the Highly Compensated Employees without violating the requirements of Code
Section 401(k).  Any remaining balance of the Employer contribution under
Section 4.1(a) shall be allocated to all Employees as otherwise provided by the Plan.

      4.5 Distribution of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions. The Committee shall determine, as soon as is reasonably possible after the close of each Plan Year, Employer Contributions pursuant to Section 4.1 and Tax-Deferred Contributions pursuant to Section 4.3, if applicable, which will result in Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions for any Participant. In addition, prior to the close of each Plan Year the Committee, upon a determination that the ADP test may not be met for such Plan Year, may direct at any time that an individual Highly Compensated Employee's future Tax-Deferred Contributions be reduced or stopped in order to avoid accumulating Excess Deferrals or Excess Contributions under the Plan.

      Notwithstanding any other provisions of this Plan, Excess Deferrals, Excess Contributions, Excess Aggregate Contributions and income allocable thereto shall be distributed to Participants as described in this Section.
Any Matching Contribution made with respect to an Excess Deferral or an Excess Contribution shall be forfeited.

      (a)    For the purpose of this Section.

             (i) "Excess Deferrals" shall mean amounts of Elective Deferrals, Qualified Matching Contributions, and Qualified Nonelective Contributions for a calendar year that:

                    A. The Participant requests be distributed pursuant to the claims procedure set forth in Section 4.5(b) below; or

                    B. The Committee determines, pursuant to I.T. Reg. 1.401(k)-1, to be Excess Deferrals.

             (ii) "Qualified Matching Contributions" and "Qualified Nonelective Contributions" shall mean contributions reclassified for the purpose of meeting the ADP test. Such reclassification shall be permitted only if the following requirements are met:

                    A. Employer Contributions, including those Qualified Nonelective Contributions treated as Elective Deferrals for purposes of the ADP test must satisfy the requirements of Code Section 401(a)(4).

                    B. Employer Contributions, excluding those Qualified Matching Contributions and Qualified Nonelective Contributions treated as Elective Deferrals for purposes of the ADP test, must satisfy the requirements of Code Section 401(a)(4).

                    C. Those Qualified Matching Contributions and Qualified Nonelective Contributions treated as Elective Deferrals for purposes of the ADP test shall not be taken into account for purposes of satisfying the requirements of Code Section 401(m).

                    D. Except as provided in paragraphs (A) and (C), Qualified Matching Contributions and Qualified Nonelective Contributions treated as Elective Deferrals for the purposes of the ADP test shall not be taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a)(4) or in determining whether other matching Employer Contributions meet the requirements of Code Section 401(m).

                    E. Qualified Nonelective Contributions may not be treated as Elective Deferrals if the effect of such treatment is to increase the difference between the ADP for the group of eligible Highly Compensated Employees and the ADP of all other eligible Employees.

                    F. The Qualified Nonelective Contributions must satisfy the requirements of I.T. Reg. 1.401(k)-1(b)(6)(1) for the Plan Year as if such contributions were Elective Deferrals.

                    G. Qualified Matching Contributions and Qualified Nonelective Contributions must be taken into account during the Plan Year in which they are deemed made.

             (iii)  "Excess Contributions" shall mean amounts described in
Section 401(k)(8)(B) of the Code. Effective June 27, 1997, the amount of Excess Contributions for a Highly Compensated Employee shall be determined in the following manner:

                    A. First, the Tax-Deferred Contributions of the Highly Compensated Employee with the highest dollar amount of Tax-Deferred Contributions shall be reduced to the extent necessary to satisfy the ADP test or cause such dollar amount to equal the dollar amount of Tax-Deferred Contributions of the Highly Compensated Employee with the next highest dollar amount of Tax-Deferred Contributions. This process shall be repeated until the ADP test is satisfied.

                    B. The amount of Excess Contributions for a Highly Compensated Employee shall then equal the total of Elective Deferrals or other contributions taken into account for the ADP test minus the dollar amount of the Employee's Tax-Deferred Contributions as determined above.

             (iv) "Excess Aggregate Contributions" shall mean amounts described in Section 401(m)(6)(B) of the Code. Effective June 27, 1997, the amount of Excess Aggregate Contributions for a Highly Compensated Employee shall be determined in the following manner:

                    A. First, the Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions shall be reduced to the extent necessary to satisfy the ACP test or cause such dollar amount to equal the dollar amount of Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions. This process shall be repeated until the ACP test is satisfied.

                    B. The amount of the Excess Aggregate Contributions for a Highly Compensated Employee shall then equal the total amount of Employer Matching Contributions and other contributions taken into account for the ACP test minus the dollar amount of the Employee's Matching Contributions as determined above.

      (b) A Participant may determine that deferrals in excess of the limits imposed by Code Section 402(g) have been made. Such Participant may request a distribution of such Excess Deferral amounts by submitting a claim in writing to the Committee no later than March 1, specifying the Participant's Excess Deferral amount for the preceding calendar year. Such claim shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferral amounts, when added to amounts deferred under other plans or arrangements as described in Sections 401(k), 408(k), or 403(b) of the Code, exceed the limit imposed on the Participant by
Section 402(g) of the Code for the year in which the deferral occurred. Notwithstanding the above, a Participant shall be deemed to have made the designation for the distribution of Excess Deferrals at any time the Committee determines that the limits of Code Section 402(g) would be exceeded by this Plan or any plan of any Affiliated Employer.

      (c)    Notwithstanding any other provision of the Plan to the contrary:

             (i) Excess Deferrals and income allocable thereto shall be distributed after the date on which the Plan received the Excess Deferral, but no later than the April 15 following the calendar year during which such Excess Deferral was made. Any such distribution shall be designated by the Plan as a distribution of Excess Deferrals.

             (ii) A Participant's Excess Contributions and income allocable thereto, shall be distributed to the Participant, if administratively feasible, not later than two and one-half (2-1/2) months following the close of the Plan Year in which such Excess Contributions were made, but in any event, no later than the last day of the Plan Year following the close of the Plan Year in which the Excess Contributions were made.

             (iii) Any distribution or forfeiture of Excess Aggregate Contributions for any Plan Year shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee. A Participant's Excess Aggregate Contributions and income allocable thereto shall be distributed to each Participant, if administratively feasible, not later than two and one-half (2-1/2) months following the close of the Plan Year in which such Excess Aggregate Contributions were made, but in any event, no later than the last day of the Plan Year following the close of the Plan Year in which the Excess Aggregate Contributions were made.

      (d) Excess Contributions distributed under this Section shall first be treated as distributions from the Participant's Tax-Deferred Contributions Account and shall be treated as distributed from the Participant's Regular Account only to the extent such Excess Contributions exceed the balance in the Participant's Tax-Deferred Contributions Account. Excess Aggregate Contributions shall be distributed from the Participant's Tax-Deferred Contributions Account and the Participant's Regular Account in proportion to the Participant's Employer Matching Contributions for the Plan Year.

      4.6 Duties of Funding Agent Regarding Contributions. The Funding Agent shall receive all contributions paid by the Employer in cash or other property acceptable to the Funding Agent and shall be accountable for all such contributions, but shall have no duty to collect or enforce payment to it of any contributions to the Fund, nor to determine or verify the accuracy thereof.

      4.7 Investment Directions. (a) The Fund shall be divided into such separate investment funds as may be established at the direction of the Committee, which may include, without limitation, a "Company Stock Fund" designed to provide an investment in the common stock of the Employer.
Amounts contributed or accepted pursuant to the Plan will be invested and re-invested in the separate investment funds in accordance with the elections of Participants, or their Beneficiaries. Neither the Employer nor any Plan fiduciary shall be liable for any losses which are the direct and necessary result of investment instructions given by such Participants or Beneficiaries.


      (b) Each Participant, or Beneficiary, will direct the investment and reinvestment of the amounts in and/or subsequently contributed or transferred to the Plan on his behalf among the available investment funds. Investment (and re-investment) directions may be given at least once during any calendar quarter and in such manner, at such times and subject to such conditions as may be prescribed by the Committee (or its designee). In the absence of a properly-transmitted investment direction, the amounts in a Participant's (or Beneficiary's) Accounts will be invested in the investment fund designated for this purpose by the Committee.

      4.8 Transfers from Other Qualified Plans. There may be transferred to this Plan all or any of the assets held under any other plan which satisfies the applicable requirements of Sections 401(a) or 403(a) of the Internal Revenue Code, and which is maintained for the benefit of any persons who are or are about to become Participants in this Plan.

      4.9 Rollover Contributions. The Funding Agent may accept assets from a person who is or is about to become a Participant in this Plan, provided the assets are in the form of cash and qualify as a rollover contribution within the meaning of Section 402(c)(4) or Section 408(d)(3)(A)(ii) of the Internal Revenue Code.

      The Committee shall require the Participant to provide reasonable evidence that any such amount meets the above requirements. Failure of the Participant to provide such evidence will preclude the Plan's acceptance of any such amount.

      4.10 Segregation of Rollovers. Notwithstanding any other provision hereof, amounts transferred to the Funding Agent of this Plan pursuant to Sections 4.8 and 4.9 shall be accounted for separately and shall be applied solely for the benefit of the Participant on whose behalf such amounts were transferred. Such amounts shall not be applied to provide any accrued benefit provided by this Plan.

                            ARTICLE V
              Allocations to Participants' Accounts

      5.1 Individual Accounts. The Committee shall cause to be established and maintained such accounts or sub-accounts as may be required or useful to account for a Participant's interest in the Plan.

      5.2 Valuation of Accounts. (a) The Committee shall determine, or cause to be determined, the net fair market value of the Fund as of each Valuation Date and allocate the net earnings (or losses) of each investment fund in proportion to the amount of each Participant's Account that is invested in each such investment fund.

      (b) The Special Amount, if any, made by a Participating Employer for the Plan Year pursuant to Section 4.3, shall not participate in the allocation of investment gains, losses, income and deductions of the trust as a whole, but shall be invested separately and all gains, losses, income and deductions attributable to such investment shall be allocated to each Participant's Regular Account on the Anniversary Date of the Plan Year during which such Special Amount was made, in proportion to each Participant's respective amount of Compensation for such Plan Year provided that in order to receive an allocation of the net earnings (or losses) on the Special Amount, a Participant must have completed 1,000 Hours of Service during the Plan Year, unless his employment terminated pursuant to subsection 3.4(a), (b) or (c).

      5.3 Crediting of Tax-Deferred Contributions. Tax-Deferred Contributions made by the Employer on behalf of Participants shall be allocated to their Tax-Deferred Contributions Accounts as follows:

      (a) If the Employer has contributed a Special Amount on behalf of Participants in accordance with Section 4.3, the Special Amount shall be allocated in accordance with (i) through (iv) below.

             (i) First, a portion of the Special Amount shall be allocated at the end of each payroll period to the Tax-Deferred Contributions Account of each individual who was both an Employee and a Participant on the first day of the Plan Year for which the Special Amount was contributed, in an amount equal to such Participant's Tax-Deferred Contribution for such payroll period;

             (ii) Second, at the end of each calendar quarter, any Special Amount remaining after the allocation required in Section 5.3(a)(i) through the end of the applicable calendar quarter shall be allocated to the Regular Account of each individual who was both an Employee and a Participant on the first day of the Plan Year for which the Special Amount was contributed, in an amount reduced by forfeitures of prior Matching Contributions equal to such Participant's Matching Contribution for the payroll period as determined pursuant to Section 4.1(a)(ii);

             (iii) Third, any Special Amount remaining after the allocations required in Sections 5.3(a)(i) and (ii) shall be allocated on the last day of the Plan Year to the Regular Account of each individual who was both an Employee and a Participant on the first day of the Plan Year for which the Special Amount was contributed, in an amount equal to the Qualified Nonelective Contributions and/or Qualified Matching Contributions, if any, made on behalf of the Participant for the Plan Year; and

             (iv) Finally, any Special Amount remaining after all allocations required in the Plan Year pursuant to Sections 5.3(a)(i), (ii) and
(iii) shall be allocated to the Regular Account of each individual who was both an Employee and a Participant on the first day of the Plan Year for which the Special Amount was contributed, as a profit sharing (or non-matching) contribution as provided in Section 4.1(a)(iv) in proportion to each Participant's respective amount of Compensation for such Plan Year. Notwithstanding anything herein to the contrary, the allocation of amounts allocable pursuant to this Section 5.3(a)(iii) shall be shared solely by those individuals who were participants employed in the profit center designated by the transmittal letter accompanying the Employer contribution and who were both Employees and Plan Participants on the first day of the Plan Year for which the Special Amount was contributed.

      (b) If the Employer has not contributed a Special Amount or such Special Amount has been fully applied on behalf of Participants in accordance with Section 5.3(a), Tax-Deferred Contributions shall be allocated to each Participant's Tax-Deferred Contributions Account as soon as reasonably possible following the date such amounts would have been paid to the Participant as wages if it did not constitute a Tax-Deferred Contribution; provided however, that the Employer must pay over any contributions to the Funding Agent no later than the fifteenth (15th) business day of the month following the date the funds were received or withheld from payroll, subject to any shorter period required by government regulations.

      5.4    Crediting of Employer Contributions.   (a)  A person shall be
entitled to share in the Safe Harbor Nonelective Contribution set forth in
Section 4.1(a)(i) for a Plan Year if he was both a Participant and an Employee during the Plan Year. As of each Anniversary Date, the Safe Harbor Nonelective Contribution for the Plan Year ending on such Date shall be allocated among and credited to the Safe Harbor Nonelective Contribution SubAccount of the Regular Account of each person entitled to share in such amounts in proportion to each Participant's respective amount of Compensation for such Plan Year.

      (b) A person shall be entitled to share in the Employer Matching Contributions set forth in Section 4.1(a)(ii) for a Plan Year which occurred during the applicable period, if he is both a Participant and an active Employee on the last day of such period or if his employment terminated pursuant to subsection 3.4(a), (b) or (c), except as otherwise specifically provided herein. As of the end of each calendar quarter, the Employer Matching Contribution, reduced by any forfeitures of prior Matching Contributions for the calendar quarter ending on such Date, shall be allocated among and credited to the Regular Accounts of the persons entitled to share in such amounts in accordance with the matching provisions of Section 4.1(a)(ii).

      (c) A person shall be entitled to share in the Employer profit sharing contribution set forth in Section 4.1(a)(iii) for a Plan Year which occurred during the applicable period, if

(i)(A) he is both a Participant and an active Employee on the last day of such period and (B) is credited with at least 1,000 Hours of Service during such Plan Year, or (ii) his employment terminated pursuant to subsection 3.4(a), (b) or (c) during such Plan Year, except as otherwise specifically provided herein. As of each Anniversary Date, the Employer profit sharing contribution for the Plan Year ending on such Date, reduced by the forfeitures from such Employer profit sharing contributions which occurred during such Year, shall be allocated among and credited to the Profit Sharing Contribution Subaccount of the Regular Account of each person entitled to share in such amounts in proportion to each Participant's respective amount of Compensation for such Plan Year. Notwithstanding anything herein to the contrary, the allocation of amounts allocable pursuant to this Section 5.4(b) shall be shared solely by those Participants employed in the profit center designated by the transmittal letter accompanying the Employer contribution.

      5.5 Limitation on Allocations to Participants. Notwithstanding any other provisions of the Plan:

      (a) The amounts credited to a Participant under the Plan shall not exceed the limitations of Code Section 415(c)(3) and the regulations thereunder, the provisions of which are incorporated by reference.

      (b) For Plan Years beginning prior to January 1, 2000, in the case of any Participant who participates in both the Plan and a Defined Benefit Plan, any reduction required pursuant to Code Section 415 will be made under the Defined Benefit Plan. For Plan Years beginning on or after January 1, 2000, the combined plan limit provisions of Code Section 415(e) shall not be applicable.

      (c) Adjustments on Account of Excessive Credits. If it is determined at any time that the amount credited to a Participant's Accounts for any prior Plan Year was in excess of the amount permitted under the limitations of (a) above, the Committee shall charge against the Participant's Accounts an amount or amounts (adjusted to reflect income, expenses, gain or loss of the Fund property attributable to the excess credit or credits) sufficient to permit the remaining credits for such prior Year to satisfy the foregoing limitations and make adjustments in the order provided below.

      To the extent the excessive credit was an excessive Employer contribution as determined by the Committee, such excessive portion, adjusted as aforesaid, shall be applied to reduce the first contribution or contributions thereafter to be made by the Employer.

      A reduction of benefits and/or contributions to all Plans, where required under (b) above, shall be accomplished by first reducing the Participant's benefit under any Defined Benefit Plans in which he participated, such reduction to be made first with respect to the Plan in which he most recently accrued benefits and thereafter in such priority as shall be determined by the Committee and the administrators of such other Plans and, next, by reducing contributions or allocating excess forfeitures for Defined Contribution Plans in which the Participant participated, such reduction to be made first with respect to the Plan in which he most recently accrued benefits and thereafter in such priority as shall be established by the Committee and the administrators of such other Plans; provided, however, that, whenever it is in the best interest of a Participant, necessary reductions may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant.

      Notwithstanding the preceding paragraph, if the limitations of Code
Section 415 are exceeded for any Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of contributions that may be allocated under such limitations, or other facts and circumstances which the Commissioner of Internal Revenue finds justify the application of this provision, Tax- Deferred Contributions allocated to the Participant's Account for such Year (together with any gains attributable thereto) shall be returned to him to the extent necessary to comply with such limitation.

      5.6 Accounts in General. The Committee shall notify each Participant as to the status of his Account or Accounts at least once per year. such notification shall not vest in any Participant any right, title or interest in the fund. The Employer, the funding Agent and the Committee do not in any manner or to any extent whatever warrant, guarantee or represent that the value of any Participant's Accounts will at any time equal or exceed the amount previously allocated thereto and, except as provided in ERISA, shall not be liable or responsible for any inadequacy of the Fund to meet and discharge any or all payments and liabilities under the Plan.

                            ARTICLE VI
                        Right to Benefits

      6.1 Vesting of Tax-Deferred Contributions Account The interest of each Participant in his Tax-Deferred Contributions Account shall be, at all times, one hundred percent (100%) vested and nonforfeitable.

      (a)    Vesting of Regular Account

             (i) Each Participant's Safe Harbor Nonelective Contribution SubAccount and Basic Contribution SubAccount shall be one hundred percent (100%) vested and nonforfeitable at all times.

             (ii) Each Participant's Profit Sharing Contribution SubAccount and Matching Contributions SubAccount pursuant to Section 4.1(a)(ii) and (iii) shall vest pursuant to the following schedule:

                                               Vested
      Period of Service                       percentage

      Less than 2 years                           0%
      2 years but less than 3 years              25
      3 years but less than 4 years              50
      4 years but less than 5 years              75
      5 or more years                           100

      (b) One hundred percent (100%) on the Participant's attaining age sixty-five (65).

      (c) One hundred percent (100%) on the Participant's death, or upon a determination, in accordance with Section 3.4(b), that he is totally and permanently disabled.

      (d) For purpose of determining a Participant's vested percentage, a Period of Service of twelve (12) complete months, aggregated to the extent provided in Section 2.1, shall constitute a year.

      The vesting of a Participant's interest in whole, or in part, in his Regular Account shall not preclude the allocations and valuations required under the preceding Article.

      If the Plan should ever be amended to change the vesting schedule, or if the vesting schedule changes because the Plan becomes or ceases to become Top Heavy, then each Participant's vested percentage in his Regular Account shall not be less than his vested percentage computed under the Plan without regard to such amendment or such change. Furthermore, those Participants with a Period of Service of three (3) or more years shall have the right to continue vesting under the more favorable vesting schedule.

      (e) The Profit Sharing and Matching Contributions of any Participant who was employed by Pyle Industries, Inc. ("Pyle") on October 13, 1996 and ceased as of the following day to be employed by Pyle or any other Affiliated Employer as a result of the sale of certain assets of Pyle to Pyle Manufacturing, L.L.C. shall be one hundred percent (100%) vested, without regard to such Participant's Period of Service. In addition, any such Participant will be entitled to the Matching Contributions that would otherwise have been credited with respect to Compensation paid to him in October.

      6.2 Forfeitures. Any amount forfeited by a Participant shall be applied to reduce the Contributions of the Participating Employer who employed such Participant. If the Participant is reemployed prior to the date that he incurs a Period of Separation of sixty (60) consecutive months following a Break in Employment, the Participating Employer shall reinstate any amounts so forfeited to the Participant's Regular Account, provided that if the Participant received an actual distribution that resulted in the forfeiture, such Participant must repay the full amount of such distribution. Such repayment must be made before the earlier of the date which is five (5) years after the date on which the Participant is subsequently reemployed by the Employer or the date which is the close of a Period of Separation of sixty
(60) consecutive months following a Break in Employment after the date of his reemployment.

      6.3 Top Heavy Provisions. The following provisions shall apply for each Plan Year for which the Plan is Top Heavy:

      (a) If the Employer does not maintain a qualified defined benefit retirement plan, or does maintain such a plan but each Non-Key Employee does not accrue the minimum benefit thereunder required by Section 416 of the Code, the Employer contribution, if any, for any such Plan Year shall be allocated on the basis of each Participant's Compensation in such manner as may be prescribed by the Code or any pertinent regulations promulgated thereunder as will result in each Non-Key Employee receiving an allocation hereunder of the amount which, when added to the amount allocated to his Regular Account or any amount allocated pursuant to Section 401(k) under this or any other qualified defined contribution retirement plan maintained by the Employer for such Year, will at least equal the lesser of: (i) three percent (3%) of his Compensation,
(ii) the highest percentage computed by dividing the amount of the Employer contributions so allocated to each Key Employee's Accounts by his Compensation, or (iii) the amount otherwise required after any credit against or reduction of the minimum amounts described in clauses (i) or (ii) allowable for benefits accrued under any such defined benefit plan. Non-Key Employees entitled to the minimum percentage contribution set forth in clause (i) or
(ii) shall also include (iv) Participants who have not incurred a Break in Employment at the end of the Plan Year and (v) Eligible Employees who declined to make Tax-Deferred Contributions to the Plan but must be considered as Participants to satisfy the coverage requirements of Code Section 410(b) in accordance with Section 401(a)(5) of the Code even if such Participants or Eligible Employees have earned less than 1,000 hours of service and regardless of their level of compensation. However, if the Employer maintains any other qualified defined benefit retirement plan and this Plan is aggregated therewith for purposes of meeting the requirements of Section 401(a)(4) or 410 of the Code, the minimum amount described in clause (ii) of the preceding sentence shall not be applicable. Further, if the Employer maintains any other qualified defined benefit plan for purposes of providing the additional benefits permissible by

Section 415 of the Code, and each Non-Key Employee does not accrue the minimum benefit thereunder required by Section 416 of the Code, the percentage set forth in clause (i) herein above shall be deemed to be seven and one-half percent (7-1/2%).
      (b) A Participant's vested percentage in his Regular Account attributable to Employer contributions made for Years in which this Plan is Top Heavy shall be no less than the percentage determined in accordance with the schedule below if his participation hereunder terminates.

                                                  Vested
      Period of Service                         Percentage

      Less than 2 years                             0%
      2 years but less than 3 years                20
      3 years but less than 4 years                40
      4 years but less than 5 years                60
      5 years but less than 6 years                80
      6 or more years                             100

      (c)    Unless the Plan qualifies under an exception as described in
Section 416(h)(2) of the Code, "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan fraction and Defined Contribution Plan fraction contained in this Plan.

      (d) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top Heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a Key Employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

      (e) Neither Elective Deferrals nor Matching Contributions shall be used to satisfy the minimum contribution or benefit accrual which must be made on behalf of Non-Key Employees pursuant to this Section.

      6.4 Persons under Legal or Other Disability. In the event a Participant or his Beneficiary is judicially determined to be incompetent, and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or of his estate. Except as provided in this Section, when, in the opinion of the Committee, a Participant or his Beneficiary is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Funding Agent to make payments or distributions to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Funding Agent to make payments and distributions for the benefit of the Participant or his Beneficiary in any way the Committee determines.

      6.5 Missing Participants or Beneficiaries. Each Participant and each Beneficiary shall file, or cause to be filed, with the Committee through the Employer from time to time in writing, his mailing address and each change of mailing address. Any communication, statement or notice addressed to a Participant or his Beneficiary at his last mailing address filed with the Committee, or if no address is filed with the Committee, then at his last mailing address as shown on the Employer's records, will be binding on the Participant and his Beneficiary for all purposes of the Plan.

      Neither the Committee nor the Funding Agent shall be required to search for or locate a Participant or his Beneficiary. However, the Committee will mail a notice to a Participant who is entitled to a benefit under the Plan at the time of the Participant's Normal Retirement Age. The notice will state that the Participant is entitled to a distribution under the Plan and that, if the Participant or his Beneficiary fails to claim his benefits under the Plan within three (3) calendar years, the benefits shall be forfeited, but that the amount of such benefits shall be reinstated if a valid claim is subsequently made by the Participant or his Beneficiary. The forfeiture shall be used to reduce Employer contributions in the year of forfeiture.

      6.6    Withdrawals Prior to Termination of Employment.

      (a) Except as provided in this Section, no amounts may be withdrawn from a Participant's Regular Account while he remains in the employ of the Employer. Effective April 1, 1999, upon request to the Committee in accordance with such procedures as the Committee may establish, if a Participant who is an Employee has attained age seventy and one-half (70-1/2), such Employee may withdraw all or a portion of his Account. If a Participant who is an Employee has attained age fifty-nine and one-half (59-1/2), such Employee may withdraw his Tax Deferred Contributions, and, effective June 25, 2000, earnings thereon, and amounts in such Employee's Rollover Account upon request to the Committee in accordance with such procedures as it may establish. Such withdrawals shall be allowed only under rules uniformly applicable to all Participants and shall require spousal consent if the Participant is married. Such spousal consent must acknowledge the effect of the withdrawal, be signed within the 90-day period preceding the date the withdrawal is to be made, and be witnessed by a Plan representative or notary public. Any amount attributable to an "annuity portion," must be withdrawn in the form of a "qualified joint and survivor annuity" unless the Participant obtains "spousal consent," as such terms are defined in Section 7.2(b).

      (b) In addition, a Participant may request a distribution of his Tax-Deferred Contributions and amounts in his Rollover Account on account of hardship, but only if the distribution is necessary to satisfy the hardship. Such distribution shall be made subject to spousal consent as described above. In no event shall such distribution include any of the investment gains earned after December 31, 1988 on such Tax-Deferred Contributions or be made in an amount less than $500.00.

      (c) In order to receive a hardship distribution all of the following requirements must be satisfied:

                    A. The distribution is not in excess of the amount needed to satisfy the hardship,

                    B. The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer,

                    C. The Participant's Elective Contributions are suspended for at least twelve (12) months under the Plan, and any other plan maintained by the Employer, after receipt of the hardship distribution, and

                    D. The Participant does not make Elective Contributions under the Plan, or any other plan maintained by the Employer, for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Elective Contributions for the taxable year of the hardship distribution.

      (d) Unless otherwise allowed by the appropriate income tax regulations, the need to pay following expenses shall be the only needs which will be considered as a hardship for purposes of this Section: deductible medical expenses (within the meaning of Section 213(d) of the Code) of the Employee and the Employee's spouse or dependents (as defined in Code Section
152); the expense (excluding mortgage payments) of purchasing a principal residence of the Employee; tuition expenses (including room and board) for the next year of post-secondary education for the Employee or Employee's spouse or dependents (as defined in Code Section 152); expenses required to prevent the eviction of the Employee from, or a foreclosure on the mortgage of the Employee's principal residence; or expenses resulting from the occurrence of a natural disaster, as determined by the Committee.

      6.7 Nature of Participants' Interest. The interest of a Participant in the Fund shall be limited to the right to receive, in cash or in kind, the nonforfeitable or vested interest in his Account, as determined by the Committee, at such time and subject to the provisions of Articles VII and VIII.

      6.8 Suspension of Benefits. Notwithstanding any other provision of this Agreement, the payment of benefits hereunder to a former Participant who returns to the employ of the Employer after incurring a Break in Employment shall be suspended for the period of such reemployment.

      6.9    Application for Benefits.

      (a) A Participant must complete and file an application for benefits under the Plan. Application for benefits shall include all pertinent information requested by the Committee, including reasonable proof thereof. Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant and his spouse, if any, and submitted to the Committee.

      (b) Each application for benefits shall be acted upon and approved or disapproved within ninety (90) days following its receipt by the Committee.

      (c) The Employer shall appoint an individual or entity to make an initial determination with respect to a disputed claim for benefits (the "Claims Coordinator"). If any initial claim for benefits is wholly or partially denied, the Claims Coordinator shall notify the applicant in writing of such denial and of such Participant's right to a review by the Committee. The notice shall set forth specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure. If the Participant has not received this notice within the ninety (90) day period specified above, the Participant may assume that his application for benefits has been denied either in whole or in part and may appeal the denial to the Committee, as provided in the following Section.

      6.10   Appeals Procedure.

      (a) Any Participant, or such Participant's duly authorized representative, whose application for benefits is denied, in whole or in part, may appeal from such denial to the Committee for a review of the decision by submitting to the Committee within sixty (60) days after receiving written notice from the Committee of the denial of the claim a written statement:

             (i) Requesting a review of the application for benefits by the Committee;

             (ii) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

             (iii) Setting forth any issues or comments which the applicant deems relevant to the application.

      The Committee shall act upon each such application within sixty (60) days after either receipt of the applicant's request for review by the Committee or receipt of any additional materials reasonably requested by the Committee from such applicant, whichever occurs later.

      (b) The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith and may require the Employer or the Participant to submit within thirty (30) days after a written notice by the Committee therefor, such additional facts, documents or other evidence as is deemed necessary or advisable in the sole discretion of the Committee in making such a review. On the basis of the review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record. If the Committee denies an application in whole or in part, the Committee shall give written notice of the decision to the applicant setting forth the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision is based. Such written notice shall be given within one hundred-twenty (120) days of the date the appeal was filed.

                           ARTICLE VII
                     Distribution of Benefits

      7.1 Form of Distribution. Subject to Sections 7.2 and 7.4, the vested amount of a Participant's Account in the Plan shall be distributed to the Participant in a single sum in cash, or, at the Participant's election with respect to amounts invested in the common stock of the Company, in shares of Company common stock.

      7.2 Protected Options Prior to June 27, 2002. (a) Prior to June 27, 2002, to the extent required under Code Section 411(d)(6), a Participant may elect to have the "transfer portion" of his Account, if any, distributed in a "protected option," as set forth in Appendix A. However, a transfer portion that is also an "annuity portion" shall be distributed in the form of a "qualified joint and survivor annuity" unless, during the 90-day period ending on the "annuity starting date," the Participant elects to have the annuity portion distributed in another available form. With respect to an annuity portion, the Committee shall provide Participant not more than 90 days nor less than 30 days before his annuity starting date, a written summary of the following information: (i) the terms and conditions of the qualified joint and survivor annuity; (ii) the rights to make, and the effect of, an election to waive the qualified joint and survivor annuity; (iii) the rights of a spouse to require distribution of the annuity portion in the form of a qualified joint and survivor annuity; and (iv) the right to make, and the effect of, a revocation of an election to waive the qualified joint and survivor annuity. If the Participant is married at the time, any such election shall require "spousal consent." The Committee may permit a Participant to waive any notice period specified in this Article, provided the waiver satisfies the requirements of applicable Treasury regulations.

      (b)    For purposes of this Article and Appendix A, the following
definitions apply.   "Annuity starting date" means the first day of the first
period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. "Annuity portion" means that part of a transfer portion which is subject to the joint and survivor requirements of Code Section 401(a)(11). "Protected option" means any form of distribution available to a Participant under the plan from which the Participant's transfer portion was derived, as described in Appendix
A. "Qualified joint and survivor annuity" means an annuity purchased from an insurance company with the proceeds of the Participant's transfer portion which is payable for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50% of (and not greater than 100% of) the amount of the annuity which is payable during the joint lives of the Participant and the spouse. The applicable percentage shall be "50%" unless the Participant elects otherwise. "Spousal consent" means written consent by a spouse to an election by the Participant of a form of distribution other than a qualified joint and survivor annuity, provided the election (1) designates a form of benefits and, if applicable, a Beneficiary which may not be changed without spousal consent (unless the consent of the spouse expressly permits such subsequent changes by the Participant without any requirement of further consent by the spouse), (2) acknowledges the effect of such election, and (3) is witnessed by a Notary Public or a Plan representative. Spousal consent is not required if the Participant demonstrates to the satisfaction of the Committee that there is no spouse, or the spouse cannot be located, or because of such other circumstances as may be permitted by the Secretary of the Treasury under Regulations. Spousal consent (or the establishment that consent of a spouse may not be obtained) is effective only with respect to that spouse, but with respect to such spouse it is irrevocable.
"Transfer portion" means assets in a Participant's Account that were transferred to the Plan from another plan, provided that, together with earnings (or losses) thereon, the value of those assets that have vested exceeds $5,000.

      7.3 Time of Distributions. (a) All distributions from the Plan shall commence as soon as practicable after the Participant's Termination Date, and all unvested amounts shall be forfeited as of the earlier of (A) the date of such distribution, or (B) as soon as practicable following the Participant's Termination Date. (A Participant who has a zero vested interest in his Account shall be deemed to have had the zero amount distributed.) However, if the Participant's nonforfeitable interest in his Account exceeds $5,000, no distributions prior to Normal Retirement Age or, if earlier, the date of his death, shall be made from such Account without the consent of the Participant. Such consent must be given no more than 90 nor less than 30 days prior to the date the distribution is to begin. However, a distribution that does not include an annuity portion may commence less than 30 days after such consent is given, provided that (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice of his rights to defer the distribution to consider whether or not to elect a distribution, and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

      (b) Notwithstanding any other provision of the Plan, to the extent required under Section 401(a)(9) of the Code, all distributions from the Plan to a Participant who is a 5% owner (as defined in Section 416 of the Code) shall commence not later than April 1 of the calendar year following the calendar year in which he attains age 70. Notwithstanding any other provision in the Plan, all distributions under the Plan shall comply with
Section 401(a)(9) of the Code and regulations promulgated thereunder.

      7.4 Death Benefit. The vested portion of a Participant's Account shall be distributed to his Beneficiary in a single lump sum as soon as practicable after the Participant's death, provided, however, that the value of an Annuity Portion, if any, shall be paid to the spouse of a Participant who was married at the time of his death in the form of a life annuity for the remainder of such spouse's lifetime. Such surviving spouse may elect to receive the distribution in a single sum cash payment and to defer the date of distribution to what would have been the Participant's Normal Retirement Age.

      7.5 Direct Rollovers. If a Participant (which for purposes of this Section shall include a spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in Code Section 414(p) or a Beneficiary who is the Participant's surviving spouse) is to receive an "eligible rollover distribution" (as defined below), he may elect to have all of the amounts, or any portion thereof that would otherwise be paid to the Participant or Beneficiary paid directly to an "eligible retirement plan" (as defined below) that will accept such a rollover. Such election shall not apply, however, to the extent a distribution or withdrawal is a minimum distribution required under Code Section 401(a)(9).

            Upon the election of a Participant or Beneficiary under this Section, the amount of the distribution with respect to which the election was made shall be paid directly, by such means as the Committee shall determine, to the specified eligible retirement plan at the time it would otherwise have been paid to the Participant or Beneficiary. The portion, if any, of the distribution or withdrawal that may not be directly rolled over or which the Participant or Beneficiary has elected not to be rolled over shall be made to the Participant or Beneficiary as otherwise provided in the Plan.

             Not earlier than 90 days or later than 30 days before a distribution or withdrawal would otherwise be made, the Committee will deliver or cause to be delivered to the Participant or Beneficiary notice of his right to make an election under this Section. Any election must be made within such period and shall be subject to such terms and conditions as the Committee shall prescribe, including any such terms, conditions, or limitations required or permitted by government regulations, rulings and announcements. An election shall be accompanied by such documentation, information and verifications as the Committee shall require regarding the eligible retirement plan to which the direct rollover is to be made and to enable the Funding Agent to properly make the direct rollover.

             For purposes of this Section, "eligible retirement plan" shall mean: (1) an individual retirement account described in Code Section 408(a);
(2) an individual retirement annuity described in code Section 408(b) (other than an endowment contract); (3) with respect to a Participant, a defined contribution plan qualified under Code Section 401(a); or (4) with respect to a Participant, an annuity plan described in Code Section 403(a).

             For purposes of this Section, the term "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee from an employees' trust described in Code
Section 401(a) which is exempt from tax under Code Section 501(a) except (i) any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) over the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and a designated beneficiary or for a specified period of ten years or more, (ii) any distribution to the extent required under Code Section 401(a)(9), (iii) the portion of any distribution that is not includible in gross income, (iv) effective for distributions after December 31, 1999, any "hardship" distribution (as defined in Code Section 401(k)) and (v) such other amounts specified in Treasury regulations and rulings, notices or announcements issued under Section 402(c) of the Code.

                           ARTICLE VIII
                          The Committee

      8.1 Committee. The Employer shall appoint a Committee of at least one (1) person. The members of the Committee shall serve at the pleasure of the Employer, and any member may resign by written instrument addressed to the Employer and may be removed by the Employer with or without cause. While a vacancy exists, the remaining member(s) of the Committee may perform any act which the Committee is authorized to perform. The decisions of the majority of the number of members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent. Vacancies in the membership of the Committee shall be filled promptly by the Employer.

      8.2 Committee Action. The Committee shall choose a secretary (the "Secretary") who may, but need not, be one of the members of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to a majority vote or the written consent of a majority of its members, and such action shall constitute the action of the Committee and be binding the same as if all members had joined therein. A quorum of the Committee shall consist of a majority of its members. The Secretary may execute any certificate or other written direction on behalf of the Committee.

      A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. If a matter arises affecting one of the members of the Committee as a Participant and the other members of the Committee are unable to agree as to the disposition of such matter, the Employer may appoint a substitute member of the Committee in the place of the affected member, for the sole and only purpose of passing upon and deciding the particular matter.

      8.3 Rights and Duties. The Committee shall be the "administrator," as defined in Section 3(16)(A) of ERISA and shall have all powers and duties necessary to accomplish this duty, including, without limiting the generality of the foregoing, the following:

      (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

      (b) To interpret the Plan and its provisions (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), its interpretation thereof in good faith to be final and conclusive on all Employees, former Employees, Participants, former Participants and Beneficiaries;

      (c) To make factual findings with respect to any issue arising under the Plan, determine all questions concerning the Plan and the eligibility of any person to participate in the Plan, and to decide disputes arising under the Plan;

      (d) To determine, compute and certify to the Funding Agent the amount and form of benefits which will be payable to any Participant, former Participant, or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

      (e) To authorize the payment of benefits and all other disbursements by the Funding Agent from the Fund;

      (f) To maintain all the necessary records for the administration of the Plan other than those maintained by the Funding Agent;

      (g) To provide for disclosure of all information and filing or provision of all reports and statements to Participants, Beneficiaries or governmental bodies as shall be required by ERISA or the Code, and to submit to the Employer, at least annually, such information as is necessary to fully inform the Employer of the discharge by the Committee or its delegates of responsibilities under the Plan;

      (h) To enter into a written agreement or agreements with one or more Investment Managers (as defined by Department of Labor Regulations) to advise the Committee or the Funding Agent with respect to investment of the Fund, or to manage (including the power to acquire or dispose of) any assets of the Plan;

      (i) To establish a procedure for the Plan to deal with qualified domestic relations orders.

      8.4 Funding Policy and Method. The Committee shall establish and carry out a funding policy and method for the Plan, consistent with the objectives of the Plan and the requirements of Title I of ERISA, which shall be communicated to the Funding Agent.

      8.5 Transmittal of Information. The Employer shall supply full and timely information to the Committee on all matters it needs to perform its functions under the Plan.

      8.6 Compensation. The members of the Committee shall serve without compensation for their services hereunder. Members of the Committee and its appointed delegates shall be bonded to the extent required by ERISA and the regulations issued by the Secretary of Labor. The expense of such bond and all expenses of the Committee or such delegate shall be paid by the Employer, and the Employer shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties. Effective July 1, 1990, all necessary and appropriate costs, charges and expenses of administering the Plan shall be paid from the assets of the Plan unless the Employer in its discretion determines to pay them.

      8.7 Retention of Advisors. The Committee may employ such persons or organizations to render advice or perform services with respect to the responsibilities of the Committee under the Plan as the Committee, in its sole discretion, determines to be necessary and appropriate.

      8.8 Allocation and Delegation of Fiduciary Responsibilities. (a) The Employer shall appoint the Committee and the Funding Agent, but shall not otherwise be responsible in any way for the operation and administration of the Plan.

      (b) The Committee, from time to time, may allocate to one (1) or more of its members and delegate to others any of its rights, powers, responsibilities and duties (hereinafter collectively referred to as "Duties") with respect to the operation and administration of the Plan. Each such allocation and/or delegation shall be in writing; shall specify the Duties so allocated or delegated; and shall be subject to termination by the Committee upon notice to the person or persons to whom such Duties have been allocated and/or delegated. Each person to whom Duties have been allocated and/or delegated shall, by a written acknowledgment, accept such allocation or delegation and acknowledge that he is a fiduciary with respect to the Plan.

      (c) The Committee shall periodically review the performance of any of its members or others to whom Duties have been allocated or delegated under the provisions of this Section.

      8.9 Indemnification. To the fullest extent permitted by the laws of the State of Delaware and ERISA, the Employer shall indemnify and hold harmless the Board of Directors, the Committee, and each member thereof, and any other Employee to whom any fiduciary responsibility with respect to the Plan is allocated or delegated. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Employer or provided by the Employer under any agreement, operating policies or otherwise, as such indemnities are permitted under the laws of the State of Delaware. Payments with respect to any indemnity and payment of insurance premiums, expenses or fees under this Section shall be made only from the Employer's assets and shall not be made directly or indirectly from the Fund assets.

      8.10 Determinations and Corrections. The Committee shall have the power to make such corrections and equitable adjustments, arising from mathematical, accounting or factual errors made in good faith, as the Committee shall in its discretion deem appropriate, which adjustments shall be final and binding on all Employees, former Employees, Participants, former Participants and Beneficiaries.

                            ARTICLE IX
                    Amendment and Termination

      9.1 Amendment by Employer. The Employer shall have the right to amend this Plan from time to time, provided, however, that no such amendment shall cause any reduction in retirement benefits or optional form of benefits in violation of Code Section 411(d)(6). Amendments shall be stated in a written instrument executed by the Employer, and all Employees, former Employees, Participants, former Participants, Beneficiaries, and the Employer shall be bound thereby.

      9.2 Retroactive Amendments. Any amendment may be made effective retroactively as of such date as the Employer considers necessary or appropriate to enable the Plan to meet any applicable requirement.

      9.3 Discontinuance or Termination of Plan. It is the Employer's expectation that the Plan will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation. The Employer may at any time reduce or temporarily suspend contributions hereunder and may terminate the Plan at any time. In the event of a complete discontinuance of contributions by the Employer, or upon termination or partial termination of the Plan, the entire interest of each affected Participant shall be fully vested.

      9.4 Failure to Contribute. The failure of the Employer to contribute to the Fund for any Plan Year when no contribution is required shall not of itself be a discontinuance of contributions to the Fund by the Employer.

      9.5 Merger and Consolidation of Plan. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan then terminated).

      9.6 Substitution of Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by any successor and, in that event, such successor shall be substituted for the Employer under the Plan.

                            ARTICLE X
                          Miscellaneous

      10.1 Contributions Not Recoverable. Except as permitted by the provisions of the Plan or required by ERISA or the Code, it shall be impossible for any part of the principal or income of the Fund to be used for, or diverted to, purposes other than the exclusive benefit of such Participants
or their Beneficiaries.   Notwithstanding any provision of this Plan, the
Employer shall recover (a) any contributions made to the Fund as a result of a mistake in fact; or (b) any contribution that was not allowed as a deduction for Federal Income Tax purposes; and (c) amounts remaining after termination of the Plan which cannot be allocated to Participants because of the limits of Code Section 415.

      The permissible recovery under (a) must be made within one (1) year from the date the contribution was made to the Plan and under (b) must be made within one (1) year from the date of disallowance of the tax deduction. The permissible recovery under (c) shall only be made after a determination by the Internal Revenue Service that such recovery will not jeopardize the prior qualified status of the Plan and Fund.

      10.2 Employment Rights. Participation in the Plan shall not give any Employee or any other person (a) the right to be retained in the employ of the Employer; (b) any right or claim to any interest in the Plan, unless the right or claim has specifically accrued under the Plan; or (c) any legal or equitable right against the Employer, the Committee or the Funding Agent, except as provided herein. It is a condition of the Plan, and each Participant expressly agrees by his participation herein, that each Participant shall look solely to the assets held in the Fund for the payment of any benefit to which he is entitled under the Plan.

      10.3 Receipt or Release. Any payment to a Participant, former Participant, or his Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Funding Agent, the Committee and the Employer, and the Committee or Funding Agent may require such Participant, former Participant, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

      10.4 Alienation. None of the benefits, payments, proceeds or claims of any Participant, former Participant, or Beneficiary shall be subject to any claim of any creditor or subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefit payable hereunder shall be void. The Fund shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or costs of any Participant entitled to benefits hereunder, and such benefits shall not be considered an asset of the Participant in the event of his insolvency or bankruptcy. This provision shall not prevent the Plan from complying with the terms of a "qualified domestic relations order" as defined in Code Sections 401(a)(13) and 414(p) so long as such compliance will not adversely affect the qualified status of the Plan. If a qualified domestic relations order so provides, the portion of a Participant's Account payable to an alternate payee may be distributed to the alternate payee at

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the time specified in such order, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

             Notwithstanding any provision of the Plan to the contrary, effective August 5, 1997, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

      10.5 Controlling Law. This Plan shall be construed, administered, and governed in all respects under applicable Federal law, and to the extent that Federal law is inapplicable, under the laws of the State of California; provided, however, that such interpretation shall be given thereto as is consistent with the Plan being a qualified plan within the meaning of Section 401 of the Code. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

      10.6 Text Prevails over Captions. The headings and subheadings of the Articles and Sections of this Plan are included herein solely for convenience or reference, and if there be any conflict between such headings and subdivisions and the text of this Plan, the text shall control.

      10.7 Counterparts. This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

      10.8 Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

      10.9 Military Service. Notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

      10.10 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

      10.11 Suspension During Conversion. Notwithstanding any provision of the Plan to the contrary, during any conversion period, in accordance with procedures established by the Administrator, the Administrator may temporarily suspend, in whole or in part, certain provisions of the Plan, which may include, but are not limited to, a Participant's right to change his contribution election, a Participant's right to change his investment election and a Participant's right to borrow or withdraw from his Account or obtain a distribution for his Account.

                            ARTICLE XI
                     Participating Employers

      11.1 Adoption by Affiliated Employers. With the consent of the Employer, any Affiliated Employer may adopt this Plan and all of the provisions hereof, and become a Participating Employer, by properly executing a document evidencing said intent.

      11.2   Requirements of Participating Employers.

      (a) Each Participating Employer shall be required to use the Funding Agent selected by the Employer.

      (b) The Funding Agent shall commingle, hold and invest as one, all contributions received under the Plan.

      (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he or she be an Employee of the Employer or an Affiliated Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Accounts as well as his accumulated Period of Service with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

      (d) Any expenses of the Plan which are to be paid by the Employer shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

      11.3 Designation of the Employer as Agent. With respect to all of its relations with the Funding Agent and the Committee for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent.

      11.4 Employee Transfers. In the event an Employee transfers between Participating Employers, the Employee shall carry with him his accumulated Service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

      11.5 Participating Employer Contributions. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Funding Agent for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of the information furnished by the Employer, the Committee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accounts and credits of the Employees of each Participating Employer.

      11.6 Amendment. Amendment of this Plan by the Employer shall be deemed to be an amendment by each Participating Employer.

      11.7 Participating Employer Discontinuance. Any Participating Employer may discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Committee. The Committee shall thereafter cause to be transferred, delivered and assigned Plan assets allocable to the Participants of such Participating Employer to such new Funding Agent as shall have been designated by such Participating Employer. If no successor is designated, the Committee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Funding Instrument.

      11.8 Committee Authority. The Committee shall have authority to make any and all necessary rules or regulations binding upon all Participating Employers and all Participants to effect the purposes of this Article XI.

      IN WITNESS WHEREOF, the Employer, on behalf of each Participating Employer, has caused this Plan to be executed by its duly authorized officers this _______ day of _____________________, 2000.


                                        HARMAN INTERNATIONAL INDUSTRIES,
                                        INCORPORATED




                                    By: /s/ Frank Meredith



                                    Frank Meredith
                                    Executive Vice President,
                                    Chief Financial Officer and Secretary

                         APPENDIX A

            PROTECTED OPTIONS PRIOR TO JUNE 27, 2002

Notwithstanding any other provision of the Plan, effective with respect to any Employee whose Termination Date occurs on or after June 27, 2002, the provisions of this Appendix A shall not apply and shall be without effect. Prior to June 27, 2002, a Participant who satisfies the requirements set forth in this Appendix A shall be entitled to elect a protected option, as set forth below.

A. A Participant whose transfer portion is attributable to participation in the Pyle Industries, Inc. Profit Sharing Trust is entitled to the following protected options:

      1.     Life annuity guaranteed for ten years certain; or

      2.     Qualified joint and survivor annuity.

      Note that if a Participant who is married attempts to elect a life annuity, his benefit will be distributed in the form of a qualified joint and survivor annuity, unless he obtains spousal consent to the life annuity.

B. A Participant whose transfer portion is attributable to Harman-Motive, Incorporated Retirement, Savings and Profit Sharing Plan is entitled to the following protected options:

      1.     Qualified joint and survivor annuity;

      2.     Substantially equal monthly, quarterly or annual installments; or

      3.     Any combination of the foregoing options, including a lump sum.

C. A Participant whose transfer portion is attributable to participation in the United Recording Corporation Retirement, Savings and Profit Sharing Plan is entitled to the following protected options:

      1.     Substantially equal monthly, quarterly or annual installments; or

      2. Combination of any of the foregoing installment options with a lump sum.


D. A Participant whose transfer portion is attributable to participation in the JBL, Incorporated, Retirement and Savings Profit Sharing Plan is entitled to the following protected options:

      1. Distribution in substantially equal monthly, quarterly or annual installments; or

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      2.     Any combination of the foregoing installment options with a lump sum.

E. A Participant whose transfer portion is attributable to participation in Studer Revox America, Inc. Employee Savings and Profit Sharing Plan Trust is entitled to the following protected options:

      1.     Installments.


F. A Participant whose transfer portion is attributable to participation in the Lexicon Retirement Savings Plan is entitled to the following protected options:

      1.     Straight life annuity;

      2.     Qualified joint and survivor annuity; or

      3.     Equal monthly, quarterly or semi-annual installments.

G. A Participant whose transfer portion is attributable to participation in the Madrigal Audio Laboratories, Inc. 401(k) Plan is entitled to the following protected options:

      1.     Installments;

      2.     Straight life annuity;

      3.     Life annuity with a term certain guarantee;

      4.     Qualified joint & 100% survivor annuity; or

      5.     Qualified joint & 50% survivor annuity.


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